UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 19, 2003

PACIFIC NORTHWEST BANCORP

(Exact name of registrant as specified in its charter)

Washington	0-26632	91-1691216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Third Avenue, Suite 250
Seattle, Washington  98101
(Address of principal executive offices, including Zip Code)

(206) 624-9761
(Registrant’s telephone number, including area code)

Item 5.  Other Events and Regulation FD Disclosure

On May 19, 2003, Pacific Northwest Bancorp (“Pacific”) entered into an Agreement and Plan of Reorganization (the “Agreement”) with Wells Fargo & Company, a Delaware corporation (“Wells Fargo”).

Under the terms of the Agreement, the wholly-owned subsidiary of Wells Fargo will be merged with and into Pacific, with Pacific as the surviving company. Each share of Pacific common stock outstanding immediately prior to the closing of the merger will be converted and exchanged into Wells Fargo common stock with a value of $35.00, based on the average of the closing prices of Wells Fargo common stock on the New York Stock Exchange as reported by Bloomberg, L.P. for each of the 20 consecutive trading days prior to the special meeting of Pacific’s shareholders to vote on the merger.

The merger is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

Consummation of the acquisition is subject to several conditions, including receipt of applicable regulatory approvals and approval by shareholders of Pacific.  For information regarding the terms of the proposed transaction, reference is made to the Agreement, and the press release dated May 19, 2003, which are attached hereto as Exhibits 2 and 99, respectively, and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

(a)		Financial statements—not applicable.

(b)		Pro forma financial information-—not applicable.

(c)		Exhibits:

	2	Agreement and Plan of Reorganization dated May 19, 2003.

	99	Press Release issued by Pacific dated May 19, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 20, 2003.
PACIFIC NORTHWEST BANCORP

	By:	/s/ Patrick M. Fahey
Patrick M. Fahey
President and Chief Executive Officer